Amendment 01

Site Occupant Lease Agreement NO. C20756
between
SPACE FLORIDA
and
STARFIGHTERS INTERNATIONAL INC

This Amendment 01 to Site Occupant Lease Agreement C20756 is entered into as of June 1, 2023 (the "Effective Date") by SPACE FLORIDA, and Starfighters International Inc ("Company"), and amends the Site Occupant Lease Agreement entered into by the parties on June 1, 2022 (herein after referred to as "Agreement").

In consideration of the mutual covenants and conditions set forth herein and, in the Agreement identified above, the parties hereby agree to amend the Agreement as follows:

1. Change company name from Starfighters Aerospace Inc to Starfighters International Inc.

2. Section 5. Term is hereby extended to May 31, 2024

3. All provisions of the Agreement that are not specifically amended by this Amendment O1 shall remain in full force and effect.

Authorized parties are signing this Amendment 01 on the Execution Dates below.

Space Florida:	Starfighters International Inc:

/s/ Denise Swanson	/s/ Rick Svetkoff
Denise Swanson, EVP, CFO &	President / CEO
Corporate Administrative Officer

September 6, 2023	August 23, 2023
Execution Date	Execution Date